SCHEDULE II – AMENDMENT #13

     The following is an amended and restated Schedule II (“Amendment”) to the Amended and Restated Custody Agreement, dated June 19, 2001 (the “Agreement”), by and between The Bank of New York Mellon (previously The Bank of New York) (“Custodian”) and each open-end management investment company listed on Schedule II thereto (each, a “Fund”). This Amendment serves to update Schedule II. Custodian and the Funds hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule II is hereby amended as follows:

Fund: Series/Tax Identification No.: Fund: Series/Tax Identification No.: Fund: Series/Tax Identification No.: Fund: Series/Tax Identification No.: Fund: Series/Tax Identification No.:

Vanguard Admiral Funds

Vanguard Treasury Money Market Fund/23-2696041 Vanguard Chester Funds Vanguard PRIMECAP Fund/23-2311358 Vanguard CMT Funds Vanguard Market Liquidity Fund/20-0961056 Vanguard Fenway Funds Vanguard PRIMECAP Core Fund/20-1689237 Vanguard Fixed Income Securities Funds

Vanguard Intermediate-Term Investment-Grade Fund/23-2735379 Vanguard Intermediate-Term Treasury Fund/23-2659568 Vanguard Long-Term Treasury Fund/23-2439151 Vanguard Short-Term Investment-Grade Fund/23-2439153 Vanguard Short-Term Federal Fund/23-2483049 Vanguard Short-Term Treasury Fund/23-2659567

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Fund: Series/Tax Identification No.:	Vanguard Horizon Funds Vanguard Capital Opportunity Fund/23-2801528 Vanguard Strategic Equity Fund/23-2787277 Vanguard Strategic Small-Cap Equity Fund/20-4234046
Fund: Series/Tax Identification No.:	Vanguard Malvern Funds Vanguard Core Bond Fund/81-1029058 Vanguard Emerging Markets Bond Fund/81-1040527
Fund: Series/Tax Identification No.:	Vanguard Money Market Reserves Vanguard Prime Money Market Fund/23-6607979 Vanguard Federal Money Market Fund/23-2439136
Fund: Series/Tax Identification No.:	Vanguard Quantitative Funds Vanguard Structured Large-Cap Equity Fund/20-4457289 Vanguard Structured Broad Market Fund/20-5380815
Fund: Series/Tax Identification No.:

Vanguard Scottsdale Funds

Vanguard Explorer Value Fund/27-1663550 Vanguard Russell 1000 Index Fund/27-2939873 Vanguard Russell 1000 Value Index Fund/27-2939962 Vanguard Russell 1000 Growth Index Fund/27-2940030 Vanguard Russell 2000 Index Fund/27-2940100 Vanguard Russell 2000 Value Index Fund/27-2940202 Vanguard Russell 2000 Growth Index Fund/27-2940282 Vanguard Russell 3000 Index Fund/27-2940415

Fund: Series/Tax Identification No.:	Vanguard Trustees’ Equity Fund Vanguard Emerging Markets Select Stock Fund/45-1137578

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Fund: Series/Tax Identification No.:	Vanguard Variable Insurance Funds Capital Growth Portfolio/55-0795775 Growth Portfolio/23-2719785 Money Market Portfolio/23-2585135 Short-Term Investment-Grade Portfolio/23-2980466
Fund: Series/Tax Identification No.:

Vanguard Whitehall Funds

Vanguard Global Minimum Volatility Fund/46-9759331 Vanguard Selected Value Fund/23-2827110 Vanguard High Dividend Yield Index Fund/20-5596733 Vanguard International Dividend Appreciation Index Fund/ 47-5192304 Vanguard International High Dividend Yield Index Fund/ 47-5195802

AGREED TO as of the _____ day of February, 2016, BY:

THE BANK OF NEW YORK MELLON By: Name: Title:	Each Fund Listed on Schedule II By: Name: Thomas J. Higgins Title: Chief Financial Officer

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